Exhibit 99.4

FRANCIS M. GREGOREK (144785)

BETSY C. MANIFOLD (182450)

FRANCIS A. BOTTINI, JR. (175783)

RACHELE R. RICKERT (190634)

WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP

Symphony Towers

750 B Street, Suite 2770

San Diego, CA 92101

Telephone: 619/239-4599

Facsimile: 619/234-4599

Lead Counsel for plaintiffs and the Class

[Additional Counsel Appear On Signature Page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

JEANNE M. CALAMORE,	)	Case No. GIC834768
)
Plaintiff,	)
)
v.	)	CONSOLIDATED AMENDED CLASS
	)	ACTION COMPLAINT
PRICE LEGACY CORPORATION,	)
JACK MCGRORY, JAMES F. CAHILL,	)
MURRAY GALINSON, CHARLES L.	)
GOLDBERG, ROBERT N. GOODMAN,	)
KEENE WOLCOTT, JACKLYN	)
HORTON, and GILES H. BATEMAN,	)
)
Defendants,	)	DEPT: 69
	)	JUDGE: Hon. Jeffrey Barton
AND ALL RELATED MATTERS	)
	)	Action Filed August 25, 2004

CONSOLIDATED AMENDED CLASS ACTION COMPLAINT

Plaintiffs, by their attorneys, allege upon personal knowledge as to their own acts and upon information and belief premised on the investigation of their counsel as to all other matters, as follows:

NATURE OF ACTION

1.                                        Plaintiffs purchased or acquired shares of the common stock of Price Legacy Corporation (“Price Legacy” or the “Company”) prior to the events giving rise to the allegations herein, and continue to hold such shares.

2.                                        This action arises from breaches of fiduciary duties in connection with a merger agreement (the “Transaction”) entered into by Price Legacy Corporation (“Price Legacy”) and PL Retail LLC (“PL Retail”) for grossly inadequate consideration and in breach of defendants’ fiduciary duties.  The transaction, originally announced after the close of the stock market on August 24, 2004, is set to be voted upon by Price Legacy’s shareholders on December 20, 2004.  Plaintiffs allege that they and other public shareholders of Price Legacy common stock are entitled to enjoin the proposed Transaction or, alternatively, to recover damages in the event that the transaction is consummated.  The proposed Transaction is the result of an unfair process, results in the denial to shareholders of important information regarding the value of their shares of Price Legacy, and does not provide for adequate value for Price Legacy’s shareholders.  The decision of the Director Defendants (as defined below), who constitute Price Legacy’s Board of Directors, to pursue the proposed Transaction constitutes a breach of their fiduciary duties to plaintiffs and other Price Legacy shareholders.

JURISDICTION AND VENUE

3.                                        This Court has jurisdiction over the causes of action asserted herein pursuant to the California Constitution, Article VI, §10, because this case is a cause not given by statute to other trial courts.  The amount in controversy exceeds the jurisdictional minimum of this Court.

4.                                        This Court has jurisdiction over defendant Price Legacy because its principal place of business is located at 17140 Bernardo Center Drive, San Diego, California.  This Court has jurisdiction over the individual defendants because many of them are California citizens, own property in California, and/or reside in California.

5.                                      Venue is proper in this Court because the conduct at issue took place and had an effect in this County.

PARTIES

6.                                      Plaintiff Jeanne M.  Calamore is and, at all relevant times, has been the owner of shares of Price Legacy common stock.

7.                                      Plaintiff Carl E.  Atkinson, Jr. is and, at all relevant times, has been the owner of shares of Price Legacy common stock.

8.                                      Price Legacy is a corporation duly organized and existing under the laws of the State of Maryland.  The Company maintains its principal executive offices at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128.  Price Legacy Corporation operates as a real estate investment trust (REIT), focused on open-air retail properties throughout the United States.  The Company’s property portfolio consists of open-air shopping centers leased to retail tenants.  In December 2003, it owned 40 commercial real estate properties, two of which were held through majority-owned joint ventures and two properties subject to ground leases.  Price Legacy also owned six properties with parcels of land held for development or sale.  It also held ownership interests in two joint ventures in the amount of 50% and 55%, respectively.

9.                                      Price Legacy’s subsidiaries include Excel Legacy Holdings, Inc., which acquired certain assets of Excel Legacy and elected to be treated as a taxable REIT subsidiary (TRS).

10.                                As of November 4, 2004, Price Legacy had approximately 36,921,206 shares of common stock outstanding, held by 370 holders of record.  Price Legacy stock trades on the NASDAQ National Market.

11.                                The defendants listed below serve as directors and/or senior officers of Price Legacy:

(a)                                  Defendant Jack McGrory (“McGrory”) has served as Chairman of the Board of Price Legacy since September 2001 and as President and Chief Executive Officer since October 2003.  McGrory served as Chairman of the Board of Price Legacy’s predecessor, Price Enterprises, Inc., and as a director of Excel Legacy Corporation from November 1999 to September 2001.

(b)                                 Murray Galinson (“Galinson”) has served as a director of Price Legacy since September 2001.  Mr. Galinson served as a director of Price Enterprises from August 1994 to November 1999 and from January 2001 to September 2001.  Mr. Galinson is also a director of PriceSmart

(c)                                  Charles L. Goldberg (“Goldberg”) has served as a director of Price Legacy since March 2004.

(d)                                 Robert N. Goodman (“Goodman”) has served as a director of Price Legacy since March 2004.  Goodman owns a controlling equity interest in JDT Consulting Group, the sole general partner of La Jolla Village Professional Center Associates, L.P., a California limited partnership.  Mr. Goodman is also a director of Orleans Homebuilders, Inc.

(e)                                  Keene Wolcott (“Wolcott”) has served as a director of Price Legacy since September 2001.  Wolcott served as a director of’ The Price REIT, Inc. from January 1995 until 1998.

(f)                                    Jacklyn Horton (“Horton”) has served as a director of Price Legacy since June 1, 2004.  Horton replaced James Cahill, who had resigned from the Company’s Board of Directors.

(g)                                 Giles H. Bateman (“Bateman”) has served as a director of Price Legacy since May 21, 2004.  Bateman served as the Chief Financial Officer of The Price Company from 1976 to 1991.

12.                                 The individuals identified above are collectively referred to throughout this complaint as the “Director Defendants.”

13.                                 The Director Defendants, by reason of their corporate directorship and/or executive positions, stand in a fiduciary position relative to the Company’s shareholders, which fiduciary relationship, at all times relevant herein, required the Director Defendants to exercise their best judgment, and to act in a prudent manner and in the best interests of the Company’s shareholders.

14.                                 Each Director Defendant owed and owes Price Legacy and its public shareholders fiduciary duties and was and is required to: further the best interests of Price Legacy and its public shareholders;  undertake an adequate evaluation of the Company’s worth as to potential merger/acquisition candidates; maximize the financial recovery for Price Legacy shareholders; refrain from abusing their positions of control; refrain from favoring their own interests at the expense of Price Legacy and its shareholders only consent to transactions that are in the financial interest of Price Legacy shareholders; and act in good faith in carrying out their obligations to shareholders with due care and information.

CLASS ACTION ALLEGATIONS

15.                                 Plaintiffs bring this case on their own behalf and as a class action, pursuant to CCP §382, on behalf of all stockholders of the Company, except defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants, who own shares of Price Legacy subject to the merger agreement announced by Price Legacy and PL Retail LLC (the “Class”).

16.                                 This action is properly maintainable as a class action.

17.                                 The Class is so numerous that joinder of all members is impracticable.  The Company has thousands of stockholders who are scattered throughout the United States.

18.                                 There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual class member.  The common questions include, inter alia, the following:

(a)                                  Whether the transaction as negotiated and structured denies shareholders information (particularly with respect to the value of their shares) necessary to make an informed decision whether to sell their shares;

(b)                                 Whether the Director Defendants have breached their fiduciary duties owed by them to plaintiffs and other members of the Class, including their duties of entire fairness, loyalty, due care, and full disclosure;

(c)                                  Whether plaintiffs and the other members of the Class are being and will continue to be injured by the wrongful conduct alleged herein and, if so, what is the proper remedy and/or measure of damages.

19.                                 Plaintiffs are committed to prosecuting the action and have retained competent counsel experienced in litigation of this nature.  Plaintiffs’ claims are typical of the claims of the other members of the Class and plaintiffs have the same interests as the other members of the Class.  Plaintiffs are adequate representatives of the Class.

20.                                 The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

21.                                 The defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

SUBSTANTIVE ALLEGATIONS

22.                                 On August 24, 2004, after the close of the market, Price Legacy announced the signing of a definitive merger agreement to be acquired by PL Retail LLC — a joint venture owned 15% by Kimco Realty Corp.  and 85% owned by individual clients advised by DRA Advisors LLC.  Under the terms of the agreement, holders of Price Legacy’s common stock will receive $18.85 per share in cash upon the closing of the merger, provided that, if the closing of the merger occurs after October 1, 2004, the merger consideration will be increased by an amount equal to a prorated common dividend from October 1, 2004 through the closing of the merger.  Based on Price Legacy’s current estimate that the merger may close on December 21, 2004, Price Legacy expects the total consideration, including dividends, to be $ 19.10 per share.

23.                                 The 8 3/4% Series A Preferred Stock of Price Legacy will remain issued and outstanding as preferred stock of the surviving corporation, which intends to continue to redeem such shares, subject to the availability of financing.  The 6.82% Series 1 Preferred Stock of Price Legacy will also remain issued and outstanding as preferred stock of the surviving corporation, but such shares may also be redeemed by the surviving corporation subject to the availability of financing.

24.                                 The aggregate value to be paid to holders of Price Legacy common stock under the agreement is approximately $696 million, excluding any merger consideration in the form of prorated dividends, based on approximately 36.9 million shares of common stock outstanding, UBS Investment Bank acted as Price Legacy’s financial advisor in connection with the proposed Transaction.

25.                                 The Transaction provides for no premium to Price Legacy stockholders, and is in fact 15 cents below the stock’s August 24, 2004, closing price.  Furthermore, the stock has recently traded as high as $21.735 per share, and is currently worth at least $21 per share.

26.                                 The Transaction will deprive the Company’s public stockholders of any enhanced premium that further negotiations with the current suitor or other potential suitors could provide.

THE PUT TRANSACTION

27.           A material condition of the proposed Transaction is the Put Transaction.  The completion of the merger is conditioned upon The Price Group LLC, an entity affiliated with Sol Price, a founder and major stockholder of Price Legacy, entering into a Put agreement with PL Retail LLC under which The Price Group LLC will purchase certain properties and other Price Legacy assets consisting primarily of two vacant land parcels, a hotel, two office properties, a retail center, a retail/entertainment center, and bonds secured by the land and parking garage at the retail/entertainment center at a price of approximately $147.7 million concurrently with the closing of the merger.  On September 28, 2004, The Price Group entered into the Put agreement, satisfying this condition.  This is an insider transaction since The Price Group LLC is co-managed by defendants Jack McGrory and Murray Galinson.  Defendants McGrory and Galinson not only co-manage The Price Group LLC but have a material financial interest in the Price Group LLC.

28.                                 Defendants McGrory and Galinson stand on both sides of the Transaction.  They actively negotiated the Transaction on behalf of Price Legacy and will benefit financially from The Price Group LLC’s acquisition of the Put assets at a grossly unfair and low price.  While defendants McGrory and Galinson did not participate in the vote by Price Legacy’s board of directors to approve the Transaction, they negotiated the Transaction on behalf of Price Legacy and also recommended, in both the preliminary and final proxy statements filed by Price Legacy with the SEC, that Price Legacy’s shareholders approve the Transaction at the December 20, 2004 annual meeting of Price Legacy’s stockholders.

29.                               The sale of the Put assets to The Price Group LLC represents a breach of the defendants’ fiduciary duties to Price Legacy’s common shareholders because the $ 147.7 million consideration to be received for the Put assets is grossly inadequate.  The Put assets have a cost basis of approximately $370 million, offset by obligations of approximately $70 million, yet are being sold for only $147.7 million.  Moreover, the Director Defendants failed to auction such assets to the highest bidder or seriously consider alternatives to the Put Transaction which would have resulted in higher consideration received by Price Legacy’s stockholders.  For example, while the Director Defendants allegedly considered transferring the Put assets into a separate company and distributing shares of the new company to existing Price Legacy stockholders in a spin-off transaction, the Director Defendants failed to pursue such option for the sole reason that it would not result in an immediate cash payment to the stockholders.  Moreover, the Director Defendants failed to make any serious attempt to sell such assets to any third parties at the highest possible price.

THE PROXY STATEMENTS

30.                               Price Legacy filed its preliminary proxy with the United States Securities & Exchange Commission (“SEC”) on or about September 30, 2004.  Price Legacy filed its definitive, or final, proxy statement with the SEC on or about November 19, 2004.  The Director Defendants were required under California law to disclose all material information to Price Legacy’s shareholders in these proxy statements relating to the proposed Transaction.  The Director Defendants failed to disclose the following material information to Price Legacy’s shareholders in the preliminary and definitive proxy statements:

(a)                                  There are significant material omissions regarding the Put Transaction pursuant to which significant assets currently owned by Price Legacy will be sold to The Price Group, a corporation co-managed by defendants McGrory and Galinson.  In general, there is very little disclosure regarding this insider transaction.  Specifically, the description of the Put Transaction contained in both the preliminary and final proxy statements is materially deficient in the following respects:

i.                                          There is insufficient disclosure regarding how Price Legacy selected the Put assets and whether any members of the Price family other than Sol Price had any involvement with the selection of the Put assets.  There is also no disclosure as to whether there was any negotiation regarding which properties would become part of the Put assets;

ii.                                       There is no specific disclosure regarding the statement by Price Legacy that it considered a spin-off of the Put assets into a separate company, but decided not to pursue this option.

iii.                                    There is no disclosure as to whether Price Legacy took any action to shop the Put assets to potential third parties;

iv.                                   The price for the operating properties is not broken down, it is only provided as an aggregate purchase price of $180 million (the $147.7 million purchase price was calculated by Price Legacy by starting with an assigned value for the operating properties of $180 million and then subtracting obligations of $32.3 million);

v.                                      There is insufficient disclosure regarding the Company’s sale of the Los Arcos/Hockey notes.  Additional disclosure regarding these notes is needed.  Price Legacy also fails to provide details in the proxy statement regarding the subsequent sale of the mortgage to Ellman and the sale of the notes to Ellman.

(b)                                 There is insufficient disclosure regarding the determination of the Put asset price of $147.7 million in Annex B to Exhibit A of the proxy statements.  The valuation methodology utilized by the investment banker — UBS — is flawed because UBS does not employ a liquidation or net asset valuation analysis.  One of these methodologies should be utilized to value the Company as to both the Company’s core assets and the Put assets, or UBS should explain why one of these valuation methodologies is not appropriate in this context.

(c)                                     The Company’s disclosure regarding the 7% capitalization rate is misleading in that it implies that the company’s real estate assets were priced as if they were sold at a 7% capitalization rate.  This was not in fact the case because the 7% was derived through a methodology that used the Company’s enterprise value, resulting in a capitalization rate that was unjustifiably low and one that is not relative to a valuation of the real estate transactions it purportedly supported.

(d)                                 The proxy statements indicate that the merger consideration was renegotiated from $19 per share to $18.85 per share due to “additional costs to be incurred by PL Retail.”  However, there is no disclosure regarding whether in fact PL Retail incurred these additional costs and, if so, a breakdown of the costs incurred.

(e)                                  The proxy statements do not provide Price Legacy’s 2005 financial projections.  Because the stock market values a company based in large part on its expectations for the company’s future financial results, Price Legacy’s 2005 projected financial results are critical to determining whether the merger consideration of $18.85 per share is fair from a financial point of view.  Moreover, the Form 10-Q filed by Price Legacy with the SEC on or about November 9, 2004 indicates that Price Legacy’s financial results have significantly improved in the last twelve months.

(f)                                    The proxy statements failed to disclose Price Legacy’s financial results for the full 2004 calendar year, even though the vote on the Transaction is scheduled for December 20, 2004.

(g)                                 The proxy statements failed to provide sufficient disclosure regarding the Company’s write-down of notes receivable related to Los Arcos Development LLC on December 31, 2003, in conjunction with which the Company recognized an impairment of $29.5 million.

(h)                                 There is no attempt to summarize the original cost of the Put Assets including the Los Arcos/Hockey Notes and accrued interest.  The cost and interest of the Put assets approximates $370 million, offset by obligations of approximately $70 million, a net of $300 million.  This compares with the $147 million Put consideration.

(i)                                     The proxy statements do not provide a complete disclosure regarding the independence of the directors.

DEFENDANTS’ FIDUCIARY DUTIES

31.                                 The Director Defendants’ fiduciary obligations under these circumstances require them to:

(a)                                  Undertake an appropriate evaluation of Price Legacy’s worth as a merger candidate or in liquidation;

(b)                                 Engage in a meaningful auction with third parties in an attempt to obtain the best value for Price Legacy’s public shareholders;

(c)                                  Act independently so that the interests of Price Legacy’s public shareholders will be protected and enhanced;

(d)                                 Undertake a valuation of the liquid value of Price Legacy’s assets were they to be disposed of piecemeal in a liquidation auction; and

(e)                                  Disclose fully and completely all material information, including an opinion by the Board of Directors, the basis for the Board of Directors’ opinion, and what parties were consulted in this regard.

32.                                 The terms of the proposed Transaction are unfair to the Class and the unfairness is compounded by the disparity between the knowledge and information possessed by the Director Defendants by virtue of their positions of control of Price Legacy and that possessed by Price Legacy’s public shareholders.

33.                                 Defendants’ failure to immediately reject the facially inadequate offer evidences their disregard for ensuring that shareholders receive adequate value for their stock.  By failing to reject the offer outright, defendants have artificially depressed the value of Price Legacy’s stock, thereby depriving plaintiffs and the Class of the right to receive the maximum value for their shares.

34.                                 Defendants’ failure to reject the proposed Transaction will deprive the Company’s public shareholders of the true value that an auction or liquidation would provide.

35.                                 Defendants owe fundamental fiduciary obligations to Price Legacy’s stockholders to take all necessary and appropriate steps to maximize the value of Price Legacy’s common stock.  In addition, the Director Defendants have the responsibility to act independently so that the interests of the Company’s public stockholders will be protected and to consider properly all bona fide offers for the Company and to reject offers that are clearly not in the interest of shareholders.  Further, the directors of Price Legacy must adequately ensure that no conflict of interest exists between the Director Defendants’ own interests and their fiduciary obligations to maximize stockholder value or, if such conflicts exist, to ensure that all such conflicts will be resolved in the best interests of the Company’s stockholders.

36.                                 Because the Director Defendants dominate and control the business and corporate affairs of Price Legacy and because they are in possession of private corporate information concerning Price Legacy’s assets, businesses and future prospects, there exists an imbalance and disparity of knowledge of economic power between defendants and the public stockholders of Price Legacy.  This discrepancy makes it grossly and inherently unfair for defendants to entrench themselves at the expense of Price Legacy’s stockholders.

37.                                 The Director Defendants have breached their fiduciary and other common law duties owed to plaintiffs and other members of the Class in that they have not and are not exercising independent business judgment and have acted and are acting to the detriment of the Class.

FIRST CAUSE OF ACTION

Breach Of Fiduciary Duty

(Against The Director Defendants)

38.                                 Plaintiffs reallege and incorporate each and every paragraph above as though fully set forth herein.

39.                                 By virtue of their positions as board members and fiduciaries with inside information, the defendants owed fiduciary duties of good faith, fair dealing, and loyalty to plaintiffs and the members of the Class.  Defendants’ duties of good faith, fair dealing, and loyalty required them to avoid self-dealing and ensure that all Price Legacy shareholders receive the same consideration in the merger agreement.

40.                                 Two of the Director Defendants — Jack McGrory and Murray Galinson — stand on both sides of the Transaction.  They not only actively negotiated the Transaction on behalf of Price Legacy and recommended that Price Legacy shareholders vote in favor of the Transaction, but also are financially self-interested in the Put Transaction since the put assets are being sold at an unfair price to The Price Group LLC, which is co-managed by defendants McGrory and Galinson.  Moreover, The Price Group LLC is affiliated with Sol Price, a founder and major stockholder of

Price Legacy.

41.                                 Since defendants McGrory and Galinson are on both sides of the Transaction, defendants have the burden of demonstrating, under an entire fairness test, the utmost good faith and the most scrupulous inherent fairness of the Transaction.

42.                                 Defendants, acting in concert, have violated their fiduciary duties owed to the public shareholders of Price Legacy.  Defendants have failed to fully disclose the true value of Price Legacy’s assets, earning power and future financial benefits.  The defendants have wrongfully failed and refused to seek a purchase of Price Legacy at the highest possible price and instead have chilled potential offers.  The defendants put their own personal interests ahead of the interests of the Price Legacy public shareholders and have used their control positions as directors of Price Legacy for the purpose of reaping personal gain for board members at the expense of Price Legacy’s public shareholders.

43.                                 The Director Defendants failed to (1) undertake an adequate evaluation of Price Legacy’s worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Price Legacy’s value and/or attractiveness as a merger/acquisition candidate; (3) effectively expose Price Legacy to the marketplace in an effort to create an active and open auction for Price Legacy assets; (4) act independently so that the interests of public shareholders would be protected; and (5) disclose all material facts of the proposed Transaction to Price Legacy’s shareholders.  Instead, defendants have set an acquisition price for the shares of Price Legacy stock that docs not reflect the true value of Price Legacy and fails to provide an appropriate premium.

44.                                 While the Director Defendants of Price Legacy should seek out other possible purchasers of the assets of Price Legacy or its stock in a manner designed to obtain the highest possible price for Price Legacy shareholders, or seek to enhance the value of Price Legacy for all its current shareholders, they have instead resolved to wrongfully allow PL Retail LLC to obtain the valuable assets of Price Legacy at a bargain price.  The merger consideration of $18.85 per share is grossly inadequate because it offers no premium to Price Legacy shareholders and since the stock is worth at least $21 per share.

45.                                 Defendants have also breached their fiduciary duties by allowing The Price Group LLC, an entity co-managed by defendants McGrory and Galinson, to acquire the put assets at an unfairly low price.  The Put assets have a cost basis of approximately $370 million but are being sold for only $147.7 million.

46.                                 These tactics pursued by defendants are, and will continue to be, wrongful, unfair and harmful to Price Legacy’s public shareholders, and are an attempt by certain defendants to aggrandize their personal positions, interests and finances at the expense of and to the detriment of the Price Legacy public stockholders.  These maneuvers by the defendants will deny members of the Class their right to share appropriately in the true value of Price Legacy’s valuable assets, future earnings and profitable businesses to the same extent as they would as Price Legacy shareholders.

47.                                 In contemplating, planning and/or affecting the foregoing specified acts and in pursuing and structuring the Transaction, defendants are not acting in good faith toward plaintiffs and the Class, and have breached, and are breaching, their fiduciary duties to plaintiffs and the Class.

48.                                 Because the Director Defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Price Legacy and because they are in possession of private corporate information concerning Price Legacy’s businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the defendants and the public shareholders of Price Legacy which makes it inherently unfair to Price Legacy’s public shareholders.

49.                                 By reason of the foregoing acts, practices and course of conduct, the Director Defendants have failed to use the required care and diligence in the exercise of their fiduciary obligations owed to Price Legacy and its public shareholders.

50.                                 As a result of the actions of the defendants, plaintiffs and the Class have been and will be damaged in that they will not receive the fair value of Price Legacy’s assets and business in exchange for their Price Legacy shares, and have been and will be prevented from obtaining a fair price for their shares of Price Legacy common stock.

51.                                 Unless enjoined by this Court, the Director Defendants will continue to breach their fiduciary duties owed to plaintiffs and the Class, all to the irreparable harm of the Class.

52.                                 Plaintiffs seek preliminary and permanent injunctive relief and declaratory relief preventing defendants from inequitably and unlawfully depriving plaintiffs and the Class of their rights to realize a full and fair value for their stock at a premium over the market price, by unlawfully entrenching themselves in their positions of control, and to compel defendants to carry out their fiduciary duties to maximize shareholder value.

53.                                 Only through the exercise of this Court’s equitable powers can plaintiffs be fully protected from the immediate and irreparable injury which defendants’ actions threaten to inflict.

54.                                 Unless enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiffs and the members of the Class, and/or aid and abet and participate in such breaches of duty, and will prevent the sale of Price Legacy at a substantial premium, all to the irreparable harm of plaintiffs and other members of the Class.

55.                                 Plaintiffs and the Class have no adequate remedy at law.

SECOND CAUSE OF ACTION

Breach Of Fiduciary Duty Of Candor

(Against The Director Defendants)

56.                                 As a result of their positions as Directors of The Price Legacy Corporation, and because Price Legacy and the Director Defendants seek a vote by Price Legacy’s shareholders on December 20, 2004 with respect to the Transaction, the Director Defendants have a fiduciary duty to fully disclose all material facts relating to the Transaction.  Both the preliminary proxy statement filed by Price Legacy with the SEC on or about September 30, 2004, and the definitive proxy statement filed by Price Legacy with the SEC on or about November 19, 2004, fail to disclose material facts relating to the Transaction between Price Legacy and PL Retail LLC, as more fully alleged above.

57.                                 The Director Defendants have breached their fiduciary duty of candor by omitting material facts from the proxies.

58.                                 Plaintiffs and the Class have been damaged, and the Director Defendants are the actual and proximate cause of such damage.

WHEREFORE, plaintiffs demand judgment as follows:

(a)                                  Declaring that this Action is properly maintainable as a class action and certifying plaintiffs as representatives of the Class;

(b)                                 Preliminarily and permanently enjoining defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the proposed Transaction;

(c)                                  In the event that the proposed Transaction is consummated rescinding it and setting it aside;

(d)                                 Awarding compensatory damages against defendants, individually and severally, in an amount to be determined at trial, together with pre-judgment and post-judgment interest at the maximum rate allowable by law;

(e)                                  Awarding plaintiffs their costs and disbursements, including reasonable allowances for fees of plaintiffs’ counsel and reimbursement of expenses; and

(f)                                    Granting plaintiffs and the Class such other and further relief as the Court may deem just and proper.

Dated: November 29, 2004	WOLF HALDENSTEIN ADLER
FREEMAN & HERZ LLP
FRANCIS M. GREGOREK
BETSY C. MANIFOLD
FRANCIS A. BOTTINI, JR.
RACHELE R. RICKERT

/s/ Francis M. Gregorek
FRANCIS M. GREGOREK

750 B Street, Suite 2770
San Diego, CA 92101
	Telephone:	619/239-4599
	Facsimile:	619/234-4599

Lead Counsel for plaintiffs and the Class

LAW OFFICES OF BRUCE MURPHY
Bruce G. Murphy
265 Llwyds Lane
Vero Beach, Florida 32963
Telephone: 772/231-4202

Attorneys for plaintiff Jeanne M. Calamore

CHIMICLES & TIKELLIS LLP
Pamela S. Tikellis
One Rodney Square
Wilmington, DE 19801
Telephone:	302/656-2500
Facsimile:	302/656-9053

Attorneys for plaintiff Carl E. Atkinson, Jr.

DECLARATION OF SERVICE BY MAIL

I, MAUREEN LONGDO, the undersigned, declare:

1.                                       That declarant is and was, at all times herein mentioned, a citizen of the United States and a resident of the County of San Diego, over the age of 18 years, and not a party to or interested in the within action; that declarant’s business address is 750 B Street, Suite 2770, San Diego, California. 92101.

2.                                       That on November 29, 2004, declarant delivered the CONSOLIDATED AMENDED CLASS ACTION COMPLAINT First Legal Support Services for hand delivery to Peter H. Benzian, Esq., LATHAM & WATKINS LLP, 600 West Broadway, Suite 1800, San Diego, California 92101.

3.                                       That on November 29, 2004, declarant served the CONSOLIDATED AMENDED CLASS ACTION COMPLAINT in a sealed envelope with postage thereon fully prepaid and addressed to the parties listed on the attached Service List.

3.                                       That there is regular communication by mail between the place of mailing and the place so addressed.

I declare under penalty of perjury that the foregoing is true and correct.  Executed this 29th day of November, 2004, at San Diego, California.

/s/ Maureen Longdo
MAUREEN LONGDO

PRICE LEGACY CORPORATION

Service List — September 15, 2004

	COUNSEL FOR PLAINTIFFS		COUNSEL FOR DEFENDANTS

	Francis M. Gregorek	**	Peter H. Benzian
	Betsy C. Manifold		Kimberly Hicks
	Francis A. Bottini, Jr.		LATHAM & WATKINS LLP
	Rachele R. Rickert		600 West Broadway, Suite 1800
	WOLF HALDENSTEIN ADLER		San Diego, California 92101
	FREEMAN & HERZ LLP		619/236-1234
	Symphony Towers		619/696-7419 (fax)
750 B Street, Suite 2770
San Diego, CA 92101
619/239-4599
619/234-4599 (fax)

*	Bruce G. Murphy
LAW OFFICES OF BRUCE MURPHY
265 Llwyds Lane
Vero Beach, Florida 32963
772/231-4202

*	Pamela S. Tikellis
CHIMICLES & TIKELLIS LLP
One Rodney Square
Wilmington, DE 19801
302/656-2500
302/656-9053 (fax)

*	Denotes Service Via Federal Express Overnight Delivery

**	Denotes Service via Hand Delivery

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